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                               Axeda Systems Inc.

                                  Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Axeda Systems Inc.

We consent to incorporation by reference in the registration statements (Nos. 333-94417 and 333-82510) on Form S-8 and (Nos. 333-70234 and 333-60538) on Form
S-3 of Axeda Systems Inc. (formerly RAVISENT Technologies Inc.) of our reports dated February 25, 2002, relating to the consolidated balance sheets of Axeda Systems Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows and the related consolidated financial statement schedule for each of the years in the three-year period ended December 31, 2001, which reports appear in the December 31, 2001 annual report on Form 10-K of Axeda Systems Inc.

Our report refers to a change in the method of accounting for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.


KPMG LLP

Philadelphia, Pennsylvania
March 28, 2002